UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 25, 2007

Advanced Biotherapy, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	0-26323	51-0402415
(State or other jurisdiction of	(Commission	IRS Employer
incorporation)	File Number)	Identification No.)

141 West Jackson Boulevard, Suite 2182
Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (312) 427-1912

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS.

On May 25, 2007, Advanced Biotherapy, Inc. (the “Registrant”) issued a press release announcing that it had set June 5, 2007, as the record date for determining those stockholders who will be eligible to participate in its rights offering to stockholders. A copy of the press release is attached as Exhibit 99.1.  Stockholders who reside in the State of Ohio will not be eligible to participate in the rights offering, and residents of the State of Idaho may not be eligible to participate pending review of the offering by the State of Idaho.

FORWARD-LOOKING STATEMENTS

This Form 8-K may contain forward-looking statements. These statements are based upon the Company’s beliefs and expectations. They are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. See the Company’s public filings for more detailed information on the risks and uncertainties that may affect the Company and the results or expectations expressed in our forward-looking statements. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not Applicable
(b)	Not Applicable
(c)	Not Applicable
(d)	Exhibits

99.1	Press release dated May 25, 2007.
Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOTHERAPY, INC. (Registrant)

Date: May 25, 2007	By:	s/s Christopher W. Capps
Christopher W. Capps, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press release dated May 25, 2007